SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2005

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive, 11th Floor

New Haven, Connecticut 06511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 401-3330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 6, 2005, CuraGen Corporation (“CuraGen”) and 454 Life Sciences Corporation (“454”), a majority-owned subsidiary of CuraGen, entered into a Chairmanship agreement with Jonathan M. Rothberg, Chairman of the Board of Directors of 454. The agreement, which became effective July 1, 2005, details the compensation to be paid to Dr. Rothberg by 454 in his capacity as Chairman of the Board of Directors of 454 in the amount of $150,000 annually, and by CuraGen for his consulting services to be performed for an initial term of two years in the amount of $50,000 annually.

The agreement is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) The following exhibit is filed with this report:

Exhibit Number	Description

99.1	Chairmanship Agreement, dated August 30, 2005, between CuraGen Corporation, 454 Life Sciences Corporation and Jonathan M. Rothberg

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION (Registrant)

Date: September 9, 2005	By:	/s/ David M. Wurzer
	Name:	David M. Wurzer
	Title:	Executive Vice President, Treasurer and Chief Financial Officer